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                                  EXHIBIT 4.5

                            HEATON STOCK OPTION PLAN

Effective Date of Grant                                          Expiration Date
-----------------------                                          ---------------
July 22, 1993                                                      July 22, 2003

TO: Don Heaton ("Optionee")

    WHEREAS, Quest Medical, Inc., (the "Company") wishes to recognize the contributions of the Optionee to the Company and to encourage the Optionee's sense of proprietorship in the Company by owning the Common Stock, par value $.05 per share (the "Common Stock"), of the Company;

    WHEREAS, the Company and the Optionee are parties to an employment Agreement and Agreement regarding Competition dated as of July 22, l993 (the "Employment Agreement");

    NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and in the Employment Agreement, the Company hereby grants to the Optionee a stock option to purchase up to a total of 30,000 shares of the Common Stock at a price per share of $3.75 (the "Option Price") on the terms and conditions and subject to the restrictions set forth in this Agreement.

l. TERM OF OPTION. The term of this option shall expire ten years from the Effective Date of Grant, or on the date set forth in the upper right hand corner on page l of this Agreement, except as such term may be otherwise shortened by the other provisions of this Agreement.

2.  EXERCISE OF OPTION.

    a.       Exercise.        Except as otherwise provided in this Agreement,
this option shall only become exercisable after one year of continued service with the Company immediately following the Effective Date of Grant in the installments set forth below. Each installment shall include the number of shares and shall become exercisable (in whole or in part) upon and after the dates set forth below.

                 Date                                       Shares
                 ----                                       ------
    One year from the Effective                  one-half of the number
    Date of Grant                                of shares subject to the option

    Two years from the Effective                 one-half of the number
    Date of Grant                                of shares subject to the option

The installments shall be exercisable as to any or all shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this





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option; provided, however, that the option may not be exercised as to less than
1,000 shares at any one time (or the remaining shares then purchasable under the option, if less than 1,000 shares).

    b.       Method of Exercise.      This option may be exercised only by
written notice (the "Exercise Notice") by the Optionee to the Company at its principal executive office. The Exercise Notice shall be deemed given when deposited in the U.S. mails, postage prepaid, addressed to the Company at its principal executive office, or if given other than by deposit in the U.S. mails, when delivered in person to an officer of the Company at that office. The date of exercise of the option (the "Exercise Date") shall be the date of the postmark if the notice is mailed or the date received if the notice is delivered other than by mail. The Exercise Notice shall state the number of shares in respect of which the option is being exercised and, if the shares for which the option is being exercised are to be evidenced by more than one stock certificate, the denominations in which the stock certificates are to be issued. The Exercise Notice shall be signed by the Optionee and shall include the complete address of such person, together with such person's social security number.

    This option may be exercised either by tendering cash in the amount of the Option Price or, with the Company's consent, by tendering shares of Common Stock (which may include shares previously acquired upon exercise of part of the option). The Exercise Notice shall be accompanied by payment of the aggregate option Price of the shares purchased by cash, a certified cashiers check or, at the Company's option, by delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Option Price.

    If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, the option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee or the Company a fully- and duly-endorsed agreement evidencing such option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited; (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

    The certificates for shares of Common Stock as to which this option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered to the Optionee at the address specified in the Exercise Notice. In the case of the exercise of the option by an Optionee who is employed by the Company on the Exercise Date, the Optionee in exercising such option shall make payment or other arrangements (including, but not limited to, requesting that the Company withhold shares of Common Stock that were to be issued to the Optionee upon such exercise) satisfactory to the Company for withholding federal and state taxes, if applicable, with respect to the shares acquired upon exercise of the option. In the case of options exercised when the Optionee is no longer employed by the Company, such option exercise shall be valid





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only if accompanied by payment or other arrangement satisfactory to the Company with respect to the Company's obligations, if any, to withhold federal and state taxes with respect to the exercise of the option. In the event the person exercising the option is a transferee of the Optionee by will or under the laws of descent and distribution, the Exercise Notice shall be accompanied by appropriate proof of the right of such transferee to exercise this Option.

3.  TERMINATION OF OPTION.

    a. Optionee's Death. In the event of the Optionee's death, the option may be exercised by the Optionee's estate, personal representative or beneficiary to the fullest extent that the Optionee was entitled to exercise the same at any time within the one-year period commencing on the day next following the Optionee's death. After the Optionee's death, this option shall be exercisable only by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's rights shall have passed by the Optionee's will or under the laws of descent and distribution of the state where the Optionee was domiciled at the date of death.

    b. Suspension of Option. The Company may suspend for a reasonable period or periods the time during which this option may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock subject to this option. The option is subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares of common stock subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of the option or the issue or purchase of shares under the option, the option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Company shall determine, in its discretion, that such action would not be in the best interest of the Company. The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock subject to an option upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of the option or the issue or purchase of shares under the option.

4. NO RIGHTS AS SHAREHOLDER. Neither the Optionee nor any person claiming under or through the Optionee shall be or have any rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of the option, unless and until certificates representing such shares shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).





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5.  STATE AND FEDERAL SECURITIES REGULATION.  Optionee hereby represents that if he exercises this option, then any purchases of stock hereunder shall be for investment purposes and not with a view of resale or distribution. In addition, no shares shall be issued by the Company upon the exercise of this option unless and until (a) any then- applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (b) if requested to do so by the Company, the person exercising the option shall execute and deliver to the Company a letter of investment intent in such form and substance as the Company may require unless the issuance and sale of the stock have been registered under the Securities Act. If shares are issued upon exercise of an option without registration under the Securities Act, subsequent registration of such shares shall automatically relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such option.

6. ADMINISTRATION. The Option and this Agreement shall be administered by the Company's Stock Option Committee or in the absence thereof, by the Company's Board of Directors. The Committee shall have complete authority to construe, interpret and administer this Agreement and to make all other determinations necessary or deemed advisable in the administration of this Agreement. The determinations, interpretations and constructions made by the Committee shall be final and conclusive.

7. WITHHOLDING OF TAXES. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any option, including, but not limited to, the withholding of the issuance of all or any portion of the shares of Common Stock subject to the option until the Optionee reimburses the Company for the amount the Company is required to withhold with respect to such taxes, canceling any portion of the issuance in an amount sufficient to reimburse the Company for the amount it is required to so withhold, or taking any other action reasonably required to satisfy the withholding obligation of the Company.

8. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Agreement or any document describing it nor the grant of an option shall give the Optionee the right to continue in employment with the Company or affect the right of the Company to terminate the employment of the Optionee with or without cause.

9. DILUTION OR OTHER ADJUSTMENTS. In the event that there is any change in the Common Stock subject to this Agreement or subject to the option granted hereunder as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company, the board of Directors or the Committee shall make such adjustments with respect to the Option as it deems appropriate to prevent dilution or enlargement of option rights.





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10. RESTRICTIONS ON ISSUANCE OF SHARES.

    (a) The Company shall not be obligated to sell or issue any shares upon the exercise of the option granted under this Agreement unless:

             (i) the shares with respect to which such option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;

             (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

             (iii) in the event the Common Stock has been listed on any exchange, the shares with respect to which such option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

If the shares to be issued upon the exercise of the option are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Optionee, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

    (b) The option shall not be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations orders as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

11. GOVERNING LAW. This Agreement has been executed in, and shall be deemed to be performable in, Dallas, Dallas County, Texas. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties further agree that the courts of the State of Texas, and any courts whose jurisdiction is derivative on the jurisdiction of the courts of the State of Texas, shall have personal jurisdiction over all parties to this Agreement.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the precise subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

13. DUPLICATE ORIGINALS. Duplicate originals of this document shall be executed by both the Company and the Optionee, each of which shall retain one duplicate original.

14. NOTICE. Other than any Exercise Notice, any notice required or permitted to be given under this Agreement shall be in writing and delivered in person or sent by registered or certified





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mail, return receipt requested, first-class postage prepaid, (i) if to the
Optionee, at the address shown on the books and records of the Company, or (ii) if to the Company, at 4103 Billy Mitchell Drive, Dallas, Texas 75244,
Attention: President, or any other address that may be given by either party to the other party by notice pursuant to this Section. Any notice, if sent by registered or certified mail, shall be deemed to have been given at the time of mailing.

                                        QUEST MEDICAL, INC.


                                        By:  /s/ F. Robert Merrill
                                             -----------------------------------
                                        Title:  Secretary

ACCEPTED:

DON HEATON  /s/ Don Heaton
            ---------------------




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